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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue New York, New York		10171
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 6, 2013, MarketAxess Holdings Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). A total of 34,350,222 shares of common stock were present or represented by proxy at the 2013 Annual Meeting, representing 92.77% of the issued and outstanding shares entitled to vote at the meeting. The proposals voted upon and the final results of the vote were as follows:

Proposal 1 — Election of Directors. The results were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Richard M. McVey	32,272,871	764,378	621	1,312,352
Steven L. Begleiter	32,942,110	95,140	620	1,312,352
Stephen P. Casper	32,942,949	94,300	621	1,312,352
David G. Gomach	32,942,640	94,610	620	1,312,352
Carlos M. Hernandez	32,597,632	439,618	620	1,312,352
Ronald M. Hersch	32,718,998	318,251	621	1,312,352
John Steinhardt	32,626,000	411,250	620	1,312,352
James J. Sullivan	32,778,049	259,201	620	1,312,352

Proposal 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The results were as follows:

For	Against	Abstain
34,001,444	238,861	109,917

Proposal 3 — Advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules (referred to as the “say-on-pay” proposal). The results were as follows:

For	Against	Abstain	Broker Non-Votes
32,619,983	406,085	11,802	1,312,352

For more information on the 2013 Annual Meeting and the foregoing proposals, see the Company’s proxy statement dated April 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: June 7, 2013	By:	/s/ Richard M. McVey
Name: Richard M. McVey
Title: Chief Executive Officer

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